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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pharmacia Corporation of our report dated February 10, 1999, except as to Note 1 relating to the pooling of interests with SUGEN, Inc. which is as of August 31, 1999, relating to the financial statements of Pharmacia & Upjohn, Inc., which appears in the Current Report on Form 8-K of Monsanto Company filed on January 25, 2000. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 5, 2000